EXHIBIT 10.30

                                       POP
                           SPECIAL BUSINESS PROVISIONS

                                     between


                               THE BOEING COMPANY

                                       and

                             CASHMERE MANUFACTURING



                                   6-5311-0143
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                           SPECIAL BUSINESS PROVISIONS
                                TABLE OF CONTENTS



1.0    DEFINITIONS.............................................................1

2.0    PURCHASE ORDER NOTE.....................................................1

3.0    PRICES..................................................................2
       3.1    Produce Pricing..................................................2
       3.2    Manufacturing Configuration Baseline.............................2
       3.3    Packaging........................................................2

4.0    GOVERNING QUALITY ASSURANCE REQUIREMENT.................................3

5.0    APPLICABLE LAW JURISDICTION.............................................3

6.0    PRODUCT ASSURANCE.......................................................3
       6.1    Governing Document...............................................3

7.0    PAYMENT.................................................................4
       7.1    Recurring Price..................................................4
       7.2    Non-Recurring Price/Special Charges..............................4

8.0    ACCELERATION/DECELERATION AT NO COST....................................4

9.0    NOTICES.................................................................4
       9.1    Addresses........................................................4

10.0   OBLIGATION TO PURCHASE AND SELL.........................................5

11.0   COST AND FINANCIAL PERFORMANCE VISIBILITY...............................6
       11.1   Quarterly Reviews................................................6
       11.2   Cost Performance Reviews (CPR)...................................6

12.0   CHANGES.................................................................7
       12.1   Changes to the Statement of Work.................................7
       12.2   Computation of Equitable Adjustment..............................7
       12.3   Obsolescence.....................................................7
       12.4   Change Absorption................................................7


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       12.5   Planning Schedule................................................8
       12.6   Value Engineering................................................9
       12.7   Reduction in Quantity to be Delivered...........................12

13.0   SPARES AND OTHER PRICING...............................................12
       13.1   Spares..........................................................12
       13.2   Short Flow Production Requirements..............................15
       13.3   Tooling.........................................................15
       13.4   Pricing of Boeing's Supporting Requirements.....................16
       13.5   Pricing of Requirements for Modification or Retrofit............16
       13.6   Similar Pricing.................................................16

14.0   STATUS REPORTS/REVIEW..................................................16

15.0   PROVISIONS FOR OFFSET/BUSINESS STRATEGIES
       FOREIGN PROCUREMENT REPORT.............................................16

16.0   BOEING FURNISHED MATERIAL..............................................17

17.0   ASSIGNMENT.............................................................17

18.0   INVENTORY AT CONTRACT COMPLETION.......................................18

19.0   OWNERSHIP OF INTELLECTUAL PROPERTY.....................................18
       19.1   Technical Work Product..........................................18
       19.2   Inventions and Patents..........................................18
       19.3   Works of Authorship and Copyrights..............................18
       19.4   Pre-Existing Inventions and Works of Authorship.................18

20.0   ADMINISTRATIVE AGREEMENTS..............................................18

21.0   GUARANTEED WEIGHT REQUIREMENTS.........................................18

22.0   SUPPLIER DATA REQUIREMENTS.............................................18

23.0   DEFERRED PAYMENT.......................................................18

24.0   SOFTWARE PROPRIETARY INFORMATION RIGHTS................................19

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                                   AMENDMENTS


AMEND
NUMBER        DESCRIPTION                          DATE            APPROVAL

  1           Buyer Name Change                    2-20-98

  1           Addition of Paragraphs               2-20-98
              11.1 and 11.2
              (Qrtly Cost Performance Review)

  1           Revised Rates & Factors              2-20-98
              Attachmate 3

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                           SPECIAL BUSINESS PROVISIONS


THESE SPECIAL BUSINESS PROVISIONS are entered into as of 06-11-97, by and between Cashmere Manufacturing, a (Washington) corporation, with its principal office in Wenatchee, Washington ("Seller"), and The Boeing Company, a Delaware corporation with an office in Lynnwood, Washington acting by and through its division the Boeing Commercial Airplane Group ("Boeing").

                                    RECITALS

A. Boeing and Seller entered into a General Terms Agreement GTA # BCA-65311-0140 dated 06-11-97 (the "Agreement") which is incorporated herein and made a part hereof by this reference, for the sale by Seller and purchase by Boeing of Products.

B. Boeing and Seller desire to include these Special Business Provisions ("SBP") relating to the sale by Seller and purchase by Boeing of Products.

Now, therefore, in consideration of the mutual covenants set forth herein, the parties agree as follows:

                                   PROVISIONS

1.0   DEFINITIONS

      The definitions used herein shall be the same as used in the Agreement.

2.0   PURCHASE ORDER NOTE

      The following note shall be contained in any Order to which these SBP are applicable:

      This Order is subject to and incorporates by this reference SBP number 6-5311-0143 between The Boeing Company and Cashmere Manufacturing dated 06-11-97.

      Each Order bearing such note shall be governed by and be deemed to include the provisions of these SBP.

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3.0   PRICES

3.1   Produce Pricing

      The prices and applicable period of performance of Products scheduled for delivery under this SBP are set forth in Attachment 1. Prices are in United States dollars, F.O.B. Seller's Plant.

3.1.1 Option Pricing

      Seller irrevocably grants to Boeing the option to purchase additional quantities of Products on the terms and conditions set forth in this SBP at the prices set forth herein, increased or decreased by any equitable adjustments provided herein.

3.1.2 Exercise of Option

      Boeing may exercise such option by written notice to Seller at any time prior to the last delivery of the Product(s) to Boeing; provided however, that such option must be exercised in sufficient time to permit Seller to support Boeing's required deliveries. Seller agrees to provide Boeing with written notice at least sixty (60) days prior to the date when, in Seller's opinion, the option must be exercised. Boeing may extend the option exercise date by purchasing long lead materials, or authorizing Seller to purchase such materials on terms acceptable to Boeing, if such purchase would have the effect of extending the date for assuring production continuity.

      Boeing reserves the right to (a) not exercise the option and commence new negotiations with Seller for additional quantities of Products; or (b) purchase such additional quantities of Products from third parties. The purchase of such additional quantities of Products from third parties shall not abrogate any of Seller's obligations to Boeing pursuant to the Agreement.

3.2   Manufacturing Configuration Baseline

      Unit pricing for each Product or part number shown in Attachment 1 is based on the latest revisions of the engineering drawings or specifications at the time of the signing of this SBP.

3.3   Packaging

      The prices shown in Attachment 1 include packaging costs and all materials and labor required to package Products identified in Attachment 1. Packaging shall be

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      furnished by the Seller in accordance with Document M6-1025, Volume II,
      "Supplier Part Protection Guide" or Document D200-10038-2 "Supplier Packaging Requirements" as applicable. In the case of Products to be shipped directly to Customers, A.T.A. Specification 300 "Specification for Packaging of Airline Supplies" shall apply unless otherwise directed by Boeing.

4.0   GOVERNING QUALITY ASSURANCE REQUIREMENT

      All work performed under this SBP shall be in accordance with the following document which is incorporated herein and made a part hereof by this reference:

      Document D1-9000, Revision A. "Advanced Quality System for Boeing Suppliers," as amended from time to time.

5.0   APPLICABLE LAW JURISDICTION

      Each Order, including all matters of construction, validity and performance, shall in all respects be governed by, and construed and enforced in accordance only with the law of the State of Washington as applicable to contracts entered into and to be performed wholly within such State between citizens of such State, without reference to any rules governing conflicts of law. Seller hereby irrevocably consents to and submits itself exclusively to the jurisdiction of the applicable courts of the State and the federal courts therein for the purpose of any suit, action or other judicial proceeding arising out of or connected with any Order or the performance or subject matter thereof. Seller hereby waives and agrees not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Seller is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

6.0   PRODUCT ASSURANCE

6.1   Governing Document

      Seller acknowledges that Boeing and Customers must be able to rely on each Product performing as specified and that Seller will provide all required support. Accordingly, the following provisions and document(s) are incorporated herein and made a part hereof:

      "Boeing Designed, Sub-Contracted Products Manufacturers Warranty" Boeing Document M6-1124-3.

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7.0   PAYMENT

7.1   Recurring Price

      Unless otherwise provided in the applicable Order, payment of the recurring price shall be made in accordance with Form X-27981 "Pay From Receipt - Additional Terms and Conditions Regarding Invoicing and Payment." Payment terms shall be net thirty (30) days except as otherwise agreed to by the parties. All payments are subject to adjustment for shortages, credits and rejections.

7.2   Non-Recurring Price/Special Charges

      Unless otherwise provided in the applicable Order, any non-recurring price payable by Boeing under Attachment 1 shall be paid within the term discount period or thirty (30) calendar days (whichever is later) after receipt by Boeing of both acceptable Products and a correct invoice.

8.0   ACCELERATION/DECELERATION AT NO COST

      Notwithstanding GTA Section 10.0, Boeing may make changes in the delivery schedule without additional cost or change to the unit price stated in the applicable Order if (a) the delivery date of the Product under such Order is on or before the last date of contract, if applicable, and (b) Boeing provides Seller with written notice of such changes.

9.0   NOTICES

9.0.1 Notification of Capacity/Raw Material Constraints

      Seller shall provide Boeing with written notification of potential delays to Seller's manufacturing start schedule, at least two weeks prior to Seller's manufacturing start schedule.

      Seller agrees to provide Boeing with weekly status/milestone charts tracking the progress to the Boeing load date.

9.1   Addresses

      Notices and other communications shall be given in writing by personal delivery, United States mail, telex, teletype, telegram, facsimile, cable or electronic transmission addressed to the respective party as follows:

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      To Boeing:      Attention: Mark Kieffer, Buyer:  M/S 38-LH
                      BOEING COMMERCIAL AIRPLANE GROUP
                      MATERIEL DIVISION
                      P.O. Box 3707
                      Seattle, Washington 98124-2207

      To Seller:      Attention: Garry Vandekieft
                      CASHMERE MANUFACTURING
                      432 Olds Station Road
                      Wenatchee, Washington 98801

10.0  OBLIGATION TO PURCHASE AND SELL

      Boeing and Seller agree that in consideration of the prices set forth under Attachment 1, Boeing shall issue Orders for Products from time to time to Seller for Boeing's requirements. Such Products shall be shipped at any scheduled rate of delivery, as determined by Boeing, and Seller shall sell to Boeing Boeing's requirements of such Products, provided that, without limitation on Boeing's right to determine its requirements, Boeing shall not be obligated to issue any Orders for any given Product if:

      A.    Any of Boeing's customers specify an alternate product;

      B. Such Product is, in Boeing's reasonable judgment, not technologically competitive at any time, for reasons including but not limited to the availability of significant changes in technology, design, materials, specifications, or manufacturing processes which result in a reduced price or weight or improved appearance, functionality, maintainability or reliability;

      C. Boeing gives reasonable notice to Seller of a change in any of Boeing's aircraft which will result in Boeing no longer requiring such Product for such aircraft;

      D. Seller has materially defaulted in any of its obligations under any Order, whether or not Boeing has issued a notice of default to Seller pursuant to GTA Section 13.0; or,

      E. Boeing reasonably determines that Seller cannot support Boeing's requirements for Products in the amounts and within the delivery schedules Boeing requires.

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11.0  COST AND FINANCIAL PERFORMANCE VISIBILITY

      Seller shall provide all necessary cost support data, source documents for direct and indirect costs, and assistance at the Seller's facility for cost performance reviews performed by Boeing pursuant to any Order.

      Furthermore, Seller shall provide financial data, on a quarterly basis, or as requested, to Boeing's Credit Office for credit and financial condition reviews. Said data shall include but not be limited to balance sheets, schedule of accounts payable and receivable, major lines of credit, creditors, income statements (profit and loss), cash flow statements, firm backlog, and headcounts. Copies of such data are to be made available within 72 hours of any written request by Boeing. This data is required in addition to the cost data provided pursuant to GTA Section 9.0. All such information shall be treated as confidential in accordance with GTA
      Section 20.0.

11.1  Quarterly Reviews

      Quarterly Program Reviews will be held between the parties, alternating between Boeing and supplier locations at a mutually agreed upon time. The topics of these reviews may include raw material and component part status, production status, Boeing supplied components inventory, Boeing requirements, changes, forecasts and other issues pertinent to the program. Reviews will allow formal presentation and discussion of Status Reports, as set forth above.

      In addition to the quarterly reviews, monthly conference calls will occur. These calls will take place on the first Wednesday of every month at a mutually agreeable time. Monthly Seller/Boeing teleconference minutes are to be supplied to Boeing by Seller no later than one week after the teleconference has taken place.

11.2  Cost Performance Reviews (CPR)

      Boeing/Seller will conduct Cost Performance Reviews as a part of the Quarterly Review. The purpose of the CPR is to identify and implement cost improvement initiatives pursuant to SBP Section 12.6. Areas of improvement of cost (hereafter "Work Packages") will be identified and agreed to by the parties. CPR meeting minutes and action items as part of the minutes are to be supplied to the Boeing Buyer by Seller no later than one week after a CPR has taken place.

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12.0  CHANGES

12.1  Changes to the Statement of Work

      Boeing may direct Seller within the scope of the applicable Order and in accordance with the provisions of GTA Section 10.0, to increase or decrease the work to be performed by the Seller in the manufacture of any Product.

12.2  Computation of Equitable Adjustment

      The Rates and Factors set forth in Attachment 3, which by this reference is incorporated herein, shall be used to determine the equitable adjustment, if any, (including equitable adjustments, if any, in the prices of Products to be incorporated in Derivative Aircraft), to be paid by Boeing pursuant to SBP Section 12.1 and GTA Section 10.0 for each individual change.

12.3  Obsolescence

      Claims for obsolete or surplus material and work-in-process created by change orders issued pursuant to this Section shall be subject to the procedures set forth in GTA Section 12.0, except that Seller may not submit a claim for obsolete or surplus material resulting from an individual change order that has a total claim value of Twenty Five Hundred Dollars ($2,500.00) or less. Payment for obsolete or surplus materials shall be made by check deposited as first class mail to the address designated by Seller in SBP Section 9.1. Payment will be made on the tenth (10th) day of the month following the month of the obsolescence claim settlement.

12.4  Change Absorption

12.4.1 Prior to 100% Engineering Release (Drawing Revision Level New)

12.4.1.1 Generally

      Notwithstanding the provisions of GTA Section 10.0 and SBP Section 12.1, no equitable adjustment in the prices or schedules of any Order shall be made for any change initiated by Boeing made prior to the date on which all engineering drawings that change the technical requirements, descriptions, specifications, statement of work, drawing or designs ("Technical Change(s)") have been released by Boeing ("100% Engineering Release") provided, that an equitable adjustment shall be made for:

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            a.    Any Technical Change which is a change between raw material classifications such as a change from to steel or titanium to plastic. Included as a Technical Change for purposes of this Section are changes within any raw material classifications such as a change in alloy or temper.

            b. Any Technical Change which adds or deletes a process specification including but not limited to chem milling, chrome plating, anodizing, painting, priming and heat treating.

12.4.1.2 Claims

      Claims for equitable adjustment for Technical Changes shall be submitted in writing within thirty (30) days after 100% Engineering Release.

12.4.2 Subsequent to 100% Engineering Release

12.4.2.1 Generally

      Notwithstanding the provisions of GTA Section 10.0 and SBP Section 12.1, no equitable adjustment shall be made to the recurring or non-recurring prices after the date of 100% Engineering Release for any change initiated by Boeing unless the value of such change (debit or credit) is greater than or equal to two percent (2%) of the then current unit price for the Product (recurring) or is greater than or equal to two percent (2%) of the total then current nonrecurring price as set forth in Attachment 1. For purposes of this Section, the then current unit price or total nonrecurring price shall be the price identified in Attachment 1 plus any and all price adjustments agreed to previously by the parties.

12.4.2.2 Claims

      Claims shall be made individually for each Product and for each change. Each claim shall be considered separately for application of the two percent (2%) threshold. Changes may not be combined for the purposes of exceeding the two percent (2%) threshold set forth herein within reason.

12.5  Planning Schedule

      Any planning schedule or quantity estimate provided by Boeing shall be used solely for production planning. Boeing may purchase Products in different quantities and specify different delivery dates as necessary to meet Boeing's requirements.

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      Such planning schedule and quantity estimate shall be subject to adjustment from time to time. Any such adjustment is not a change under GTA Section 10.0.

12.6  Value Engineering

      Seller may from time to time submit proposals to Boeing to change drawings, designs, specifications or other requirements that:

      a.    decrease Seller's performance costs; or

      b. produce a net reduction in the cost to Boeing of installation, operation, maintenance or production of the Product.

      Provided, that such change shall not impair any essential functions or characteristics of the Products or Tooling.

12.6.1 Submission of Proposal

      Proposals shall be submitted to Boeing's Materiel Representative. Boeing shall not be liable for any delay in acting upon a proposal. Boeing's decision to accept or reject any proposal shall be final. If there is a delay and the net result in savings no longer justifies the investment, Seller will not be obligated to proceed with the change. Seller has the right to withdraw, in whole or in part, any proposal not accepted by Boeing within the time period specified in the proposal. Seller shall submit, as a minimum, the following information with the proposal:

      a. description of the difference between the existing requirement and the proposed change, and the comparative advantages and disadvantages of each;

      b. the specific requirements which must be changed if the proposal is adopted;

      c.    the cost savings and Seller's implementation costs;

      d. Each proposal shall include the need dates for engineering release and the time by which a proposal must be approved so as to obtain the maximum cost reduction.

12.6.2 Acceptance and Cost Sharing

      Boeing may accept, in whole or in part, any proposal by issuing a change order. Until such change has been issued, Seller shall remain obligated to perform in

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      accordance with the terms and requirements of the original Order as written. Boeing and Seller shall share the savings as follows:

           (50%) savings to Boeing;
           (50%) savings to Seller.

      Seller shall include with each proposal verifiable cost records and other data as required by Boeing for proposal review and analysis.

      Each party shall be responsible for its own implementation costs, including but not limited to non-recurring costs.

12.6.3 Cost Savings Computation

      A change order shall be issued by Boeing and the unit price shall be reduced in an amount equal to the savings portion attributable to Boeing as set forth above. The applicable unit price as set forth in Attachment 1 Statement of Work shall be amended to reflect such change.

           EXAMPLE

           Current Price:            $600.00
           Proposed Cost Savings:    $100.00/unit
           Boeing's Percentage:      50.0%
           Seller's Percentage:      50.0%

           Step by Step Computation:

           1. $100.00 unit savings x 50.0% Boeing's percentage of savings = $50.00 Boeing savings.

           2. $100.00 unit savings x 50.0% Seller's percentage of savings = $50.00 Seller savings.

           3.    Net affect to the unit cost = $50.00

                 New Unit Price For Units = $550.00

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12.6.4 Weight Reduction Proposals

      Seller is encouraged to submit proposals to Boeing that reduce the Product's weight without impairing any essential functions or characteristics of the Product.

      Seller shall submit such proposals in accordance with SBP Section 12.6.1 above. The amount of any costs or savings that result from a weight reduction proposal shall be agreed by Boeing and Seller. Seller shall include with each proposal verifiable cost records and other data as required by Boeing for proposal review and analysis.

      Boeing may accept in whole or in part, any such proposal by issuing a change order to the applicable Order.

12.6.5 Process Improvement

      Boeing and Seller agree to work together to identify areas of improvement which affect the manufacturing and assembly process at Seller's facility, Sellers's subcontractor's facilities and Boeing's Facilities. Manufacturing and assembly process improvements include but are not limited to inventory turn rates, lead time reductions, contracting strategies, set up reductions, and lot size reduction. Boeing and Seller agree to use the following metrics to evaluate improvement.

      1.    Inventory Turns
                 Defined as:  Annual costs of Goods Sold/Inventory Value

      2.    Productivity
                 Defined as: Annual Sales/Average Employee Count

      3.    Asset Utilization
                 Defined as: Total Assets/Annual Sales

      Additional metrics may be added and evaluated as agreed to by the parties. Where Boeing and Seller can identify areas of improvement, the parties will determine the amount of savings which will result from the improvements and share the savings as set forth in 12.6.2 above. Where savings are beyond any anticipated Lean Manufacturing improvements reflected in the current contract price, identified and documented, the parties agree to reduce the Product(s) unit price by the amount apportioned to Boeing as identified above.

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12.6.6 Raw Material Cost Improvements

      Boeing is currently in the process of reviewing raw material costs and the impacts on the subcontractor base. It is Boeing's intention of implementing a program or programs which will help address raw material issues affecting the subcontractor base. Seller agrees to support Boeing in its efforts to identify and address the issues affecting raw material. Where Boeing and Seller can identify areas of improvement, the parties will determine the amount of savings which will result from the improvement and reduce the product's unit price accordingly.

12.7  Reduction in Quantity to be Delivered

      NOT APPLICABLE

13.0  SPARES AND OTHER PRICING

13.0.1 Purchase orders released inside of normal lead time

      Purchase orders issued from Boeing to Seller within the normal lead time necessary to produce the product, will be reviewed after Seller notifies Boeing in writing of production delays. Seller may submit a proposal outlining costs for production parts in which lead times are less than mutually upon between Seller and Boeing. Seller and Boeing agree to coordinate activities to reduce or eliminate the need for special charges.

13.1  Spares

      For purposes of this Section, the following definitions shall apply:

      A. AIRCRAFT ON GROUND (AOG) - means the highest Spares priority. Seller will expend best efforts to provide the earliest possible delivery of any Spare designated AOG by Boeing. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation. Seller shall specify the delivery date and time of any such AOG Spare within two (2) hours of receipt of an AOG Spare request.

      B. CRITICAL - means an imminent AOG work stoppage. Seller will expend best efforts to provide the earliest possible delivery of any Spare designated Critical by Boeing. Such effort includes but is not limited to working two (2) shifts a day, five (5) days a week and use of premium transportation. Seller shall

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            specify the delivery date and time of any such Critical Spare within the same working day of receipt of a Critical Spare request.

      C. EXPEDITE (CLASS I) - means a Spare required in less than Seller's normal lead time. Seller will expend best efforts to meet the requested delivery date. Such effort includes but is not limited to working overtime and use of premium transportation.

      D. ROUTINE (CLASS III) - means a Spare required in Seller's normal lead time.

      E. POA REQUIREMENT (POA) - means any detail component needed to replace a component on an End Item Assembly currently in Boeing's assembly line process. Seller shall expend best efforts feasible to provide the earliest possible delivery of any Spare designated as POA by Boeing. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation. Seller shall specify the delivery date and time of any such POA within two (2) hours of an AOG Spare request.

      F. IN-PRODUCTION - means any Spare with a designation of AOG, Critical, Expedite, Routine, POA or End Item Assembly which is in the current engineering configuration for the Product and is used on a model aircraft currently being manufactured by Boeing.

      G. NON-PRODUCTION REQUIREMENTS - means any Spare with a designation of AOG, Critical, Expedite and Routine requirements which is used on model aircraft no longer being manufactured by Boeing (Post Production) or is in a non-current engineering configuration for the Product (Out of Production).

      H. BOEING PROPRIETARY SPARE - means any Spare which is manufactured (i) by Boeing or (ii) to Boeing's detailed designs with Boeing's authorization or (iii) in whole or in part using Boeing's Proprietary Materials.

13.1.1 Spares Support

      Seller shall provide Boeing with a written Spares support process describing Seller's plan for supporting AOG and Critical commitments and manufacturing support. The process must provide Boeing with the name and number of a twenty-four (24) hour contact for coordination of AOG and Critical requirements. Such contact shall be equivalent to the coverage provided by Boeing to its Customers as outlined in Attachment 4 "Boeing AOG Coverage" which is incorporated herein and made a part hereof by this reference.

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      Seller shall notify Boeing as soon as possible via fax, telecon, or as otherwise agreed to by the parties of each AOG and Critical requirement shipment using the form identified in Attachment 5 "Boeing AOG and Critical Shipping Notification." Such notification shall include time and date shipped, quantity shipped, Order, pack slip, method of transportation and air bill if applicable. Seller shall also notify Boeing immediately upon the discovery of any delays in shipment of any requirement and identify the earliest revised shipment possible.

13.1.2 Reclassification or Re-exercises

      Boeing may on occasion, instruct Seller to re-prioritize or reclassify an existing requirement in order to improve or otherwise change the established shipping schedule. Seller shall expend the effort required to meet the revised requirement as set forth above in the definitions of the requirements. Seller's commitment of a delivery schedule shall be given in accordance with that set forth above for the applicable classification but in no case shall it exceed twenty-four (24) hours from notification by Boeing.

13.1.3 Spare Pricing

      Except as set forth in subsections 13.1.3.1 and 13.1.3.2 below, the price for {{Boeing Proprietary}} Spare(s) shall be the same as the production price for the Products as listed on Attachment 1, in effect at the time the Spare(s) are ordered. POA parts shall be priced so that the sum of the prices for all POA parts of an End Item Assembly equals the applicable recurring portion of the End Item Assembly.

13.1.3.1 Aircraft On Ground (AOG), Critical Spares and POA Requirement

      The price for AOG and Critical Spares and POA requirements shall be the price for such Products listed on Attachment 1 in effect when such Spares are ordered multiplied by a factor of 1.07.

13.1.3.2 Expedite Spare (Class 1)

      The price for Expedite Spares shall be the price for such Products listed on Attachment 1 in effect when such Spares are ordered multiplied by a factor of 1.05.

13.1.4 Special Handling

      The price for all effort associated with the handling and delivery of Spare(s) is deemed to be included in the price for such Spare(s). Provided, that if Boeing directs delivery of Spares to an F.O.B. point other than Seller's plant, Boeing shall reimburse Seller for shipping charges, including insurance, paid by Seller from the plant to the designated F.O.B. point. Such charges shall be shown separately on all invoices.

13.2  Short Flow Production Requirements

      Expedite charges, if any, to be paid for short flow production requirements shall not exceed the amount payable under SBP Section
      13.1.3.1 above for that portion of the Order which is released short flow except as otherwise agreed to in writing by Boeing. In the event Boeing agrees to pay an amount in excess of that set forth in SBP Section
      13.1.3.1 above, Seller shall provide data to verify expedite charges requested. For purposes of this Section, "Short Flow Production" shall be defined as any requirement released less than Seller's current Re-Order Lead time (ROLT). If Seller fails to meet the required delivery, Boeing shall not be obligated to pay the agreed upon amount.

13.3  Tooling

13.3.1 Responsible Party

      Where Boeing agrees to pay to Seller for Tooling to support the manufacture and delivery of applicable Product(s) identified herein, the amount shall be set forth in Attachment 1. The costs of necessary repair and maintenance to the Tooling is included in such amount. In addition to the requirements set forth in SBP Section 7.2 of this SBP, the Seller shall comply with the Terms and Conditions applicable to the Blanket Tooling Purchase Control Order established with Seller who possess or controls Tooling. Furthermore, Seller must include a properly prepared certified tool list, where applicable, as specified in the M31-24 Document, "Boeing Supplier Tooling Manual." Invoices received with incorrect, improperly prepared or incomplete certified tool lists will be returned for correction prior to payment. Invoices shall be dated concurrent with, or subsequent to, shipment of the Products.

13.3.2 Boeing Furnished Tooling

      In the event Boeing furnishes Tooling to Seller to support the delivery of Product(s), Seller shall comply with the Terms and Conditions applicable to the Blanket Tooling Purchase Control Order established with Seller who possess or controls Tooling. No repair, replacement or rework required shall be performed without Boeing's prior written consent. Boeing shall notify Seller of, what if any, action shall be required for all discrepant Tooling.

13.4  Pricing of Boeing's Supporting Requirements

      Any Products required to assist Boeing's supporting requirements, including but not limited to requirements for color and appearance samples, Boeing-owned simulators, test requirements, factory support, flight test spares will be provided for not more than the applicable price as set forth in Attachment 1.

13.5  Pricing of Requirements for Modification or Retrofit

      Any Products required by Boeing to support a modification or retrofit program shall be provided for not more than the applicable price as set forth in Attachment 1.

13.6  Similar Pricing

      New Products ordered by Boeing that are similar to or within Product families of Products currently being manufactured by Seller shall be priced using the same methodology or basis as that used to price the existing Product(s).

14.0  STATUS REPORTS/REVIEW

      When requested by Boeing, Seller shall update and submit, as a minimum, monthly status reports on data requested by Boeing using a method mutually agreed upon by Boeing and Seller.

      When requested by Boeing, Seller shall provide to Boeing, a manufacturing milestone chart identifying the major purchasing, planning and manufacturing operations for the applicable Product(s).

      Upon request by Boeing, a program review may be held between the parties. The location agreed to by the parties. The purpose of the review is to improve communication and understanding between the parties to ensure program success.

15.0  PROVISIONS FOR OFFSET/BUSINESS STRATEGIES FOREIGN PROCUREMENT REPORT

      Seller agrees to cooperate with Boeing in identifying possible subcontractors for work under any Order that support Boeing's offset or business strategies. Prior to releasing any request for proposal to a subcontractor to support Boeing's offset or business strategy, Seller shall coordinate with Boeing.

      Seller shall document on Attachment 2 all offers to contract and executed contracts with such subcontractors including the dollars contracted. Seller shall provide to Boeing with an updated copy of Attachment 2 for the six-month periods ending June 30 and December 31 of each year. The reports shall be submitted on the 1st of August and the 1st of February respectively.

      Furthermore, Boeing and Seller agree that in the event it becomes necessary for Boeing to purchase Products from a third party(s) to facilitate an offset commitment or business strategy, Boeing and Seller agree to work together to develop and implement a plan for the removal of such Product or Products from this SBP. Upon settlement of this plan, Boeing shall not be obligated to buy from Seller and Seller shall not be obligated to sell to Boeing the applicable Product(s) notwithstanding SBP
      Section 10.0.

16.0  BOEING FURNISHED MATERIAL

      Material, including but not limited to raw material, standards, detail components and assemblies, furnished to Seller by Boeing shall be administered in accordance with a bonded stores agreement between Boeing and Seller.

      Seller shall provide Boeing with required on-dock dates for all material. Seller's notice shall provide Boeing with required on dock dates for material within two (2) days after the issuance of the purchase order.

17.0  ASSIGNMENT

      Boeing and Seller agree that Boeing may, in its discretion, assign, in part or in whole, its purchasing obligations under the Agreement or any Order, as applicable, at the prices set forth in Attachment 1 thereof. Boeing reserves the right to rescind its assignment at anytime.

      Boeing's assignment of purchasing obligation includes scheduling, issuance of Order(s), receival and inspection of Products, acceptance or rejection of Products, payment for accepted Products, and ensuring conformance to the quality assurance system requirements.

      Boeing shall retain all other rights and obligations pursuant to the applicable terms and conditions. In addition, Boeing reserves the right, where necessary, to coordinate with and mediate between Seller and any assignee regarding such assignment.

18.0  INVENTORY AT CONTRACT COMPLETION

      Subsequent to Seller's last delivery of Product(s), Products which contain, convey, embody or were manufactured in accordance with or by reference to Boeing's Proprietary Materials including but not limited to finished goods, work-in-process and detail components (hereafter "Inventory") which are in excess of Order quantity shall be made available to Boeing for purchase. In the event Boeing, in its sole discretion, elects not to purchase the Inventory, Seller may scrap the Inventory. Prior to scrapping the Inventory, Seller shall mutilate and/or render it unusable. Seller shall maintain, pursuant to their quality assurance system, records certifying destruction of the applicable Inventory. Said certification shall state the method and date of mutilation and destruction of the subject Inventory. Boeing shall have the right to review and inspect these records at any time it deems necessary. In the event Seller elects to maintain the Inventory, Seller shall not sell or provide the Inventory to any third party without prior specific written authorization from Boeing. Failure to comply with these requirements shall be a material breach and grounds for default pursuant to GTA Section 13.0.

19.0  OWNERSHIP OF INTELLECTUAL PROPERTY

19.1  Technical Work Product
      NOT APPLICABLE

19.2  Inventions and Patents
      NOT APPLICABLE

19.3  Works of Authorship and Copyrights
      NOT APPLICABLE

19.4  Pre-Existing Inventions and Works of Authorship
      NOT APPLICABLE

20.0  ADMINISTRATIVE AGREEMENTS
      NOT APPLICABLE

21.0  GUARANTEED WEIGHT REQUIREMENTS
      NOT APPLICABLE

22.0  SUPPLIER DATA REQUIREMENTS
      NOT APPLICABLE

23.0  DEFERRED PAYMENT
      NOT APPLICABLE

24.0  SOFTWARE PROPRIETARY INFORMATION RIGHTS
      NOT APPLICABLE

EXECUTED in duplicate as of the date and year first set forth above by the duly authorized representatives of the parties.

THE BOEING COMPANY                     CASHMERE MANUFACTURING

By and Through Its Division
Boeing Commercial Airplane Group

Name: /s/                              Name: /s/ GARRY VANDEKIEFT
      ----------------------------           ----------------------------

Title: Buyer                           Title: President
       ---------------------------            ---------------------------

Date: 6-12-97                          Date: 6-12-97
      ----------------------------           ----------------------------

                                                                     AMENDMENT 1


EXECUTED in duplicate as of the date and year first set forth above by the duly authorized representatives of the parties.

THE BOEING COMPANY                     CASHMERE MANUFACTURING
CORPORATION
By and Through Its Division
Boeing Commercial Airplane Group

/s/ BONNIE FREDERICK                   /s/ GARRY VANDEKIEFT
----------------------------------     ----------------------------------
Boeing, Contract Administrator         President

February 20, 1998                      February 20, 1998
----------------------------------     ----------------------------------
Date                                   Date

                                                                 ATTACHMENT 1 TO
                                                     SPECIAL BUSINESS PROVISIONS


                           WORK STATEMENT AND PRICING

            INTENTIONALLY OMITTED - CONFIDENTIAL TREATMENT REQUESTED

                                                                 ATTACHMENT 2 TO
                                                     SPECIAL BUSINESS PROVISIONS


                         FOREIGN PROCUREMENT REPORT FORM
                               (Seller to Submit)
                            (Reference Section 15.0)


                                COMMODITY/          BID             CONTRACTED
SUPPLIER NAME     COUNTRY      NOMENCLATURE       DOLLARS             DOLLARS
-------------     -------      ------------       -------           ----------

                                                                 ATTACHMENT 3 TO
                                                     SPECIAL BUSINESS PROVISIONS


                                RATES AND FACTORS


            INTENTIONALLY OMITTED - CONFIDENTIAL TREATMENT REQUESTED

                                                                 ATTACHMENT 4 TO
                                                     SPECIAL BUSINESS PROVISIONS


                               BOEING AOG COVERAGE

o    NORMAL HOURS BOEING'S MATERIEL REPRESENTATIVE (MATERIEL DIVISION)

     Approximately 5:30 a.m. - 6:00 p.m.

     o    Performs all functions of procurement process.

     o    Manages formal communication with Seller.

o    SECOND SHIFT - AOG PROCUREMENT SUPPORT (MATERIEL DIVISION)

          3:00 p.m. - 11:00 p.m.

     o May place order and assist with commitment and shipping information, working with several suppliers on a priority basis.

     o    Provides a communication link between Seller and Boeing.

o 24 HOUR AOG SERVICE - AOG CUSTOMER REPRESENTATIVE (CUSTOMER SERVICE DIVISION) 544-9000

     o    Support commitment information particularly with urgent orders.

     o    Customer Service Representative needs (if available):

          o    Part Number

          o    Boeing Purchase Order

          o    Airline Customer & customer purchase order number

          o    Boeing S.I.S. #

If Seller is unable to contact any of the above, please provide AOG/Critical shipping information notification via FAX using Boeing AOG/Critical shipping notification form (Attachment 5).

                                                                 ATTACHMENT 5 TO
                                                     SPECIAL BUSINESS PROVISIONS

                                     BOEING
                                  AOG/CRITICAL
                              SHIPPING NOTIFICATION
--------------------------------------------------------------------------------


To:    FAX:  (206) 544-9261 or 544-9262         Phone: (206) 544-9296
             ------------------------------            -------------------------

Buyer Name:                                     Phone:
             ------------------------------            -------------------------

From:                                           Today's Date:
             ------------------------------                   ------------------

--------------------------------------------------------------------------------


Part Number:                                    Customer PO:
             ------------------------------                  -------------------
Customer:                                       Ship Date:
          ---------------------------------                ---------------------

Qty Shipped:                                    *SIS Number:
             ------------------------------                  -------------------

Boeing PO:                                      Pack Sheet or
           --------------------------------     Invoice:
                                                         -----------------------

*Airway Bill:                                   *Flight #:
              -----------------------------                ---------------------

Carrier:
         ----------------------------------                ---------------------

Freight
Forwarder:
           --------------------------------


*If Applicable:


Shipped To: (Check One)      Boeing
                                         -------------

                             Direct Ship
                             to Customer
                                         -------------

                             Direct Ship
                             to Supplier
                                         -------------

Remarks:
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                           IF UNABLE TO CONTACT BUYER,
                PLEASE USE THIS FORM TO FAX SHIPPING INFORMATION

                                      -26-